Exhibit 99.2 SiTime to Acquire Renesas’ Timing Business Accelerates Path to $1 Billion of Revenue as a Premier Pure-Play Precision Timing Company S IT IM E C ON F ID E N T IA L A N D P R OP R IE T A R Y

Forward Looking Statements This presentation and our discussion today regarding SiTime Corporation (the “Company”) may include forward-looking statements. All statements other than statements of historical facts are forward-looking statements, including statements regarding the benefits of the transaction, the anticipated timing of the closing of the transaction, statements regarding the products and markets of each company, anticipated revenue and gross margins after the closing of the proposed transaction, and anticipated capitalization at the closing of the transaction. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, but not limited to: anticipated trends, challenges and growth in the Company’s business and the markets in which it operates; the size and growth potential of the markets for the Company’s solutions, and the Company’s ability to serve those markets; the Company's ability to successfully integrate products and technology and realize any anticipated revenue, synergies, and other benefits in the time frame anticipated or at all; the transactions potentially causing disruption to SiTime’s current plans and operations, including as a result of increasing expenses, and diverting management’s attention from SiTime’s ongoing business operations. For more information concerning risks, uncertainties, and other factors that could cause results to differ materially from the expectations included in this presentation or our discussion today please refer to the Company’s most recent Quarterly Report on form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”), and other documents filed with the SEC. Forward-looking statements represent management’s current expectations and are made only as of the date hereof. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date hereof. 2 S IT IM E C ON F ID E N T IA L A N D P R OP R IE T A R Y

SiTime to Acquire Renesas' Timing Business


SiTime

~$300M
Revenue Expected in 12 Months Post-Close

~75%
2025 Revenue in AI-Datacenter-Comms

~25%
2025 Revenue in Industrial & Automotive

~70%
Non-GAAP Gross Margin

Aligned with SiTime's
25 - 30%
Long-Term Growth Target

SiTime
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Cementing Position as a Premier Pure-Play Precision Timing Company A Monumental Milestone in SiTime’s Continuing Transformation Broad, Long-Standing, World-Class Customer Relationships Highly Complementary and Differentiated Products Premier Brands for High Performance, High Reliability and Premium Support Scaling Revenue, Accelerating Margins and Accretive to Earnings Per Share S IT IM E C ON F ID E N T IA L A N D P R OP R IE T A R Y 4

A Monumental Milestone in SiTime's Continuing Transformation


Comms, Enterprise & Datacenter
Auto, Industrial & Aerospace
Mobile, IoT and Consumer
SiTime at IPO
$84M
2019 Revenue
SiTime Today
$327M
2025 Revenue
Post-acquisition
$500M+
2025 Pro Forma Combined Revenue
$1B+
Accelerates Path to $1B+ Revenues

High-Growth Comms, Enterprise & Datacenter expected to represent more than 60% of SiTime's revenue, post-acquisition

Source: SiTime filings. Note: Renesas Timing estimates based on unaudited financials.

SiTime
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Broad, Long-Standing, World-Class Customer Relationships

Top 10
Cloud Hyperscalers

Top 10
Enterprise, Networking & Comm Equipment Vendors

Top 7
AI Server Leaders

Best-in-Class
Automotive OEMs and Tier 1s

The Top
Mobile-IoT-Consumer Leaders[1]

Thousands
of Industry-Leading Industrial Customers













(1) Excludes China.

SiTime
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Highly Complementary and Differentiated Products


Oscillators
Clock ICs
Resonators
XO
TCXO / OCXO
BUFFER
CLOCK GENERATOR
JITTER ATTENUATOR
SYNCHRONIZER
RESONATOR
SiTime
RENESAS
IDT

10x increase in clocking portfolio

Note: Bubbles based on approximate revenue contribution and are not to scale.

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Premier Brands for High Performance, High Reliability & Premium Support

SiTime

Differentiated Oscillator Portfolio

- 6th generation MEMS
- 20-year history
- Ultimate flexibility

RENESAS

ICS Integrated Circuit Systems, Inc. | IDT

Comprehensive Clocking Portfolio

- 7th generations of clocks
- 30-year history
- Excellent responsiveness

A Timing Leader Solely Focused On High-Performance, Precision Timing Solutions

SiTime

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Scaling Revenue, Accelerating Margins and Accretive to Earnings Per Share

	SiTime	POST-ACQUISITION	
	2025	**2025 Pro Forma**	**Target Model**
Revenue	$327M +61% YoY Growth	$500M+	25-30% Annual Growth
Non-GAAP Gross Margin	59%	60%+	Upper End of 60-65% Target
Non-GAAP Operating Margin	17%	Mid 20%'s	30%+

- Maintaining industry-leading revenue growth target as businesses come together
- Increases mix in attractive, high value applications such as AI and data centers
- Expected to be accretive to SiTime's non-GAAP earnings per share in the first year post-close

Note: SiTime filings. Renesas Timing estimates based on unaudited financials. Financials based on Non-GAAP figures. Reference accompanying filings for reconciliations.

SiTime
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Transaction Summary

Transaction Consideration	• $1.5 billion in cash • Approximately 4.13 million shares of SiTime common stock, subject to a potential adjustment and a +/- 15% collar[(1)]
Transaction Financing	• Cash on hand and $900 million of fully committed debt financing • Committed to rapid deleveraging post close driven by strength of FCF generation and EBITDA expansion • Targeting gross leverage of < 3.8x at transaction close and < 2.0x at 24 months post close
Timing and Approvals	• Target closing by end of 2026 • Subject to the satisfaction of customary closing conditions, including applicable regulatory approvals

(1) The potential adjustment and collar on the stock consideration is determined by of the 10-day volume weighted average price ("VWAP") as of three trading days prior to the execution of the asset purchase agreement. The stock consideration will be paid in the form of newly issued SiTime common stock based on SiTime's 10-day VWAP as of three trading days prior to closing, subject to a floor price of $308.6686 and a ceiling price of $417.6104.

SiTime
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Cementing Position as a Premier Pure-Play Precision Timing Company A Monumental Milestone in SiTime’s Continuing Transformation Broad, Long-Standing, World-Class Customer Relationships Highly Complementary and Differentiated Products Premier Brands for High Performance, High Reliability and Premium Support Scaling Revenue, Accelerating Margins and Accretive to Earnings Per Share S IT IM E C ON F ID E N T IA L A N D P R OP R IE T A R Y 11

Appendix S IT IM E C ON F ID E N T IA L A N D P R OP R IE T A R Y

Reconciliation of GAAP to Non-GAAP Results ($M) Revenue $326.7 GAAP Gross Profit $175.0 Amortization of Acquired Intangibles $15.4 Stock-based Compensation $3.1 Non-GAAP Gross Profit $193.5 GAAP Loss From Operations ($67.0) Amortization of Acquired Intangibles $15.4 Stock-based Compensation $103.5 Acquisition-related Costs $6.6 Non-GAAP Income From Operations $58.5 13 S IT IM E C ON F ID E N T IA L A N D P R OP R IE T A R Y